News Release	FMC Technologies Inc 1803 Gears Road Houston, TX 77067

Exhibit 99.1

For Release: Immediate

Media	Bruce Bullock (281) 591-4429 Tommy Lyles (281) 591-4419

Investors	Maryann Seaman (312) 861-6414

FMC Technologies CEO and CFO to Address
Banc of America Securities 2005 Energy Conference

HOUSTON, November 04, 2005 – FMC Technologies, Inc. (NYSE: FTI) announced today that Joseph H. Netherland, Chairman, President and Chief Executive Officer, and William H. Schumann, III, Senior Vice President and Chief Financial Officer, will present at the following event:

Analyst Conference: Banc of America Securities 2005 Energy Conference – Boca Raton

Tuesday, November 15, at 10:10 a.m. Eastern Standard Time

Web cast: Live Web cast and presentation slides will be available at the time of the presentation on the FMC Technologies Web site, www.fmctechnologies.com - Investor Center/Presentations section. The Web cast replay will be available on the same Web site following the presentation. The slides will remain available on the Web site following the presentation, until replaced by a subsequent presentation.

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FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. The Company designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production and Energy Processing), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 9,000 people and operates 31 manufacturing facilities in 16 countries.